UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2006

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 941-362-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2006, the Compensation Committee awarded an aggregate of 23,544 shares of Restricted Stock to employees of the Registrant under the Registrant’s 2001 Restricted Stock Plan. All of such shares of Restricted Stock will vest in three equal installments over three years, beginning October 10, 2007, provided that the employee is then employed by the Registrant or one of its subsidiaries. There are no specific performance goals or business criteria that must be met for the employees to receive such shares. All of such shares of Restricted Stock were awarded pursuant to a Restricted Share Agreement in the form filed as Exhibit (d)(2) to the Registrant’s Schedule TO filed with the Commission on June 12, 2001. Included in such awards of Restricted Stock were the award of 1,753 shares to Tricia L. Fulton and 1,252 shares to Jeffrey Cooper.

Also on October 10, 2006, the Compensation Committee awarded deferred cash bonuses to foreign employees who do not participate in the Company’s 2001 Restricted Stock Plan. Such bonuses are tied to the value of the Registrant’s common stock and constitute phantom stock under the rules of the SEC. The Committee awarded foreign employees 8,772 phantom shares, each of which represents the value of a share of the Registrant’s common stock. The grants will vest in three equal installments over three years, beginning on October 10, 2007. On each of such dates, so long as the employee is then employed by the Registrant or one of its subsidiaries, the Registrant will pay to the employee an amount equal to the closing bid price for a share of the Registrant’s common stock on such date multiplied by the number of phantom shares vesting on such date, converted at the then current exchange rate into the foreign currency in which the employee is paid, less any required tax withholding. The vested phantom shares will be canceled upon such payment. There are no specific performance goals or business criteria that must be met for the employees to receive such payments. All unvested phantom stock will be cancelled upon the termination of the employee’s employment. The bonuses were awarded pursuant to a Performance Share Agreement in the form filed with the Commission as Exhibit 99.1 to the Registrant’s Form 8-K filed on December 16, 2004. Included in such grants was a grant of 1,252 phantom shares to Peter G. Robson, General Manager of Sun Hydraulics Limited, a subsidiary of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal
Financial and Accounting Officer)

Dated: October 12, 2006